Exhibit 99.1
N e w s     R e l e a s e
Contact: Scott W. Holmes, Senior Vice President and Chief Financial Officer, (615) 269-8175
HEALTHCARE REALTY TRUST ANNOUNCES FIRST QUARTER RESULTS
Funds Available for Distribution $0.59 Per Diluted Share, Level With the Fourth Quarter of 2005
     NASHVILLE, Tennessee May 3, 2006 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter that ended March 31, 2006. Revenues for the first quarter totaled $64.0 million, compared with the prior year’s $59.9 million. Income from continuing operations for the period totaled $7.9 million, compared with the prior year’s $9.9 million. Net income for the period, which includes a $3.3 million gain on sale of real estate assets, was $12.5 million, or $0.26 per diluted common share, versus net income of $20.7 million, which includes a gain on sale of real estate assets of $6.1 million, or $0.44 per diluted common share, for the first quarter of 2005.
     Funds from operations (“FFO”), calculated according to the definition of the National Association of Real Estate Investment Trusts (“NAREIT”) and comprised primarily of net income and depreciation from real estate, but not adjusted for certain non-cash income and expense items, totaled $24.9 million compared with $29.4 million for the same period in 2005. FFO per diluted common share totaled $0.53 compared with $0.62 for the first quarter of 2005. FFO and FFO per share, as compared to the first quarter of 2005, were lower primarily because of higher interest rates, increases in accounts receivable allowances, and a largely non-recurring increase in general and administrative expenses. General and administrative expenses for the first quarter of 2006 also included compensation expense related to the adoption of Statement of Financial Accounting Standards No. 123(R).
     Funds available for distribution was $0.59 per diluted share, level with the fourth quarter of 2005. See the Consolidated Statement of Cash Flows for a reconciliation of funds available for distribution to net income.
     Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated with the delivery of healthcare services throughout the United States. As of March 31, 2006, the Company had investments of approximately $2.0 billion in 250 real estate properties and mortgages, including investments in unconsolidated limited liability companies. The Company’s 236 owned real estate properties are comprised of six facility types, located in 27 states, totaling approximately 12.7 million square feet. The Company provides property management services to approximately 7.0 million square feet nationwide.
     The Company directs interested parties to its Internet page site, www.healthcarerealty.com, where material information is posted regarding this quarter’s operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in a 10-K filed with the SEC by Healthcare Realty Trust for the year ended December 31, 2005. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.
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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Income (1)
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Master lease rental income	$19,953	$16,960
Property operating income	31,818	32,941
Straight-line rent	382	250
Mortgage interest income	3,056	1,337
Other operating income (2)	8,759	8,423

	63,968	59,911

Expenses:
General and administrative	4,395	3,260
Property operating expenses	18,133	16,672
Other operating expenses (2)	4,305	3,740
Bad debt expense	737	0
Interest	13,064	11,775
Depreciation	12,571	11,458
Amortization	2,877	3,063

	56,082	49,968

Income from continuing operations	7,886	9,943

Discontinued operations:
Operating income from discontinued operations	1,345	4,669
Gain on sale of real estate properties and impairments, net	3,264	6,136

	4,609	10,805

Net income	$12,495	$20,748

Basic earnings per common share:
Income from continuing operations per common share	$0.17	$0.22

Discontinued operations per common share	$0.10	$0.23

Net income per common share	$0.27	$0.45

Diluted earnings per common share:
Income from continuing operations per common share	$0.17	$0.21

Discontinued operations per common share	$0.09	$0.23

Net income per common share	$0.26	$0.44

Weighted average common shares outstanding — Basic	46,491,863	46,410,524

Weighted average common shares outstanding — Diluted	47,467,598	47,347,587

(1)	The income statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

(2)	Includes the operations of the properties consolidated in the Company’s consolidated financial statements as required in FIN 46(R) as variable interest entities.
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HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Cash flows from operating activities:
Net income	$12,495	$20,748

Non-cash items:
Depreciation and amortization — real estate	15,363	14,822
Depreciation and amortization — other	288	343
Amortization of deferred loan fees	236	139
Impairments due to sale of real estate	0	25
Equity losses from unconsolidated LLCs	15	0
Consolidated losses from variable interest entities	427	2,266
Deferred compensation amortization	956	898
FAS123R stock compensation expense	227	0
Provision for deferred post-retirement benefits	528	206
Provision for bad debt	737	0
Increase in straight-line rent receivable	(361)	(239)
Other non-cash items	158	(22)

Total non-cash items(1)	18,574	18,438

Other items:
Decrease in other liabilities	(1,754)	(1,300)
(Increase) decrease in other assets	1,704	(3,653)
Increase in accounts payable and accrued liabilities	7,606	8,220
Gain on sale of real estate	(3,264)	(6,161)

Total other items	4,292	(2,894)

Net cash provided by operating activities	35,361	36,292

Cash flows from investing activities:
Acquisition and development of real estate properties	(9,490)	(9,559)
Funding of mortgages and notes receivable	(16,494)	(50,726)
Investment in unconsolidated LLCs	(9,365)	0
Distributions from unconsolidated LLCs	212	0
Proceeds from sales of real estate	11,245	62,233
Proceeds from mortgage and notes receivable repayments	27,527	428

Net cash provided by investing activities	3,635	2,376

Cash flows from financing activities:
Borrowings on notes and bonds payable	110,000	18,000
Repayments on notes and bonds payable	(121,063)	(22,479)
Dividends paid	(31,533)	(31,024)
Debt issuance costs	(1,331)	0
Proceeds from issuance of common stock	266	600

Net cash used in financing activities	(43,661)	(34,903)

Increase (decrease) in cash and cash equivalents	(4,665)	3,765
Cash and cash equivalents, beginning of period	7,037	2,683

Cash and cash equivalents, end of period	$2,372	$6,448

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Reconciliation of funds available for distribution:

Three Months Ended
March 31, 2006

Net income	$12,495
Less: Gain on sale of real estate	(3,264)
Plus: Total non-cash items included in cash flows from operating activities (1)	18,574

Funds available for distribution	$27,805

Funds available for distribution per common share — Diluted	$0.59

Weighted average common shares outstanding — Diluted	47,467,598

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HEALTHCARE REALTY TRUST INCORPORATED
Reconciliation of Funds From Operations (1)
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Net income (2)	$12,495	$20,748
Net gain on sale of real estate properties	(3,264)	(6,161)
Real estate depreciation and amortization	15,694	14,822

Total adjustments	12,430	8,661

Funds from operations — Basic and Diluted	$24,925	$29,409

Funds from operations per common share — Basic	$0.54	$0.63

Funds from operations per common share — Diluted	$0.53	$0.62

Weighted average common shares outstanding — Basic	46,491,863	46,410,524

Weighted average common shares outstanding — Diluted	47,467,598	47,347,587

(1)	Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” Management uses FFO and FFO per share to compare and evaluate its own operating results from period to period, and to monitor the operating results of the Company’s peers in the REIT industry. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs. However, FFO does not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

(2)	See Consolidated Statement of Cash Flows for a reconciliation of non-cash items included in net income.
Healthcare Realty Trust maintains a website: www.healthcarerealty.com to provide general corporate, investor and financial information.
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